Exhibit 23.0

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-156870) and on Form S-8 (Nos. 333-138137 and 333-98812) of Parkvale Financial Corporation (the Company) of our reports dated September 13, 2010, except for Note A-1 to the consolidated financial statements, as to which the date is September 9, 2011, with respect to the consolidated statements of financial condition of the Company as of June 30, 2010 and 2009, and the related consolidated statements of operations, cash flows, and shareholders’ equity for each of the years in the three-year period ended June 30, 2010 and the effectiveness of internal control over financial reporting as of September 13, 2010, except for the fifth paragraph of Management’s Report on Effectiveness of Internal Control over Financial Reporting (As Restated), as to which the date is September 9, 2011 which reports appear in the June 30, 2010 annual report on Form 10-K/A of the Company.

As discussed in Note A-1, the Company has restated its consolidated financial statements as of June 30, 2010 and 2009, and for each of the years in the two year period ended June 30, 2010.

Our report dated September 13, 2010, except for the fifth paragraph of Management’s Report on Effectiveness of Internal Control over Financial Reporting (As Restated), which is as of September 9, 2011 on the effectiveness of internal control over financial reporting as of June 30, 2010, expresses our opinion that the Company did not maintain effective internal control over financial reporting as of June 30, 2010 because of the effect of material weakness on the achievement of objectives of the control criteria and contains an explanatory paragraph that states that a material weakness has been identified in the area of FDIC deposit insurance premium expense related to the support for the manual posting of accounting entries.

/s/ ParenteBeard LLC

ParenteBeard LLC
Pittsburgh, Pennsylvania
September 9, 2011